EXHIBIT 10.2

AMENDMENT TO CONVERTIBLE DEBENTURE

This Amendment to Convertible Debenture (the “Amendment”) dated August 17, 2011, by and among H&H IMPORTS, INC., a Florida corporation (the “Company”) and OCTAGON CAPITAL PARTNERS (the “Lender”).

WHEREAS, on April 8, 2011, the Company issued to the Lender a Convertible Debenture (the “Note”) in the principal amount of $750,000 (the “Principal Amount”); and

WHEREAS, the Company has advised the Lender that it is in the best interests of the Borrower and Lender to subordinate the Note pursuant to that certain Subordination Agreement dated even herewith by and between the Company and Lender (the ‘Subordination Agreement”); and

WHEREAS, the Lender has agreed to enter into the Subordination Agreement; and

WHEREAS, the Company desires to sell (the “Bridge Offering”) to certain accredited investors, (the “Investors”) and the Investors desire to purchase from the Company, (a) 12% senior convertible debentures in the aggregate principal amount of $1,800,000 (the “New Debentures”), in the form attached as Exhibit A hereto, and (b) a warrant (the “New Debenture Warrant”), in the form attached as Exhibit B hereto, to purchase a number of shares of the Company’s common stock, $0.0001 par value per share equal to the principal amount of the New Debentures divided by the conversion price of the New Debentures, with an exercise price equal to $0.10 through National Securities Corporation, a Washington corporation, as exclusive agent (the “Placement Agent”) to be completed on or before September 30, 2011;

WHEREAS, the Lender has agreed to purchase a minimum of $300,000 of the Bridge Offering;

NOW, THEREFORE, in consideration of the foregoing, and other good and valuable consideration, the receipt and sufficiency which is hereby acknowledged, the parties agree as follows:

1.

Mandatory Conversion.  The Note shall be amended to incorporate following provision:

“Mandatory Conversion.  This Debenture shall automatically convert into the Company’s equity securities,  which may include common stock, convertible preferred stock, convertible debt instruments, and/or warrants exercisable for any of the foregoing, singularly or in the form of units comprised of two or more of such kinds of equity securities (the “Next Round Equity Securities”) upon the closing of the Company’s next financing in which the Placement Agent serves as agent resulting in gross proceeds to the Company from the sale of Next Round Equity Securities of at least $4,000,000. A financing referred to in the immediately preceding sentence is referred to herein as a “Qualified Next Round Financing.” The quantity of Next Round Equity Securities to be issued upon such conversion shall equal (i) the entire outstanding amount of this Debenture at the date of closing on a Qualified Next Round Financing divided by (ii) 80% of the price (a) per security or (b) per unit of securities at which the Next Round Equity Securities are sold in the Qualified Next Round Financing.  For clarification purposes, in the event of a Qualified Next Round Financing, no adjustment to the Conversion Price pursuant to Section 5 hereof shall be made in connection with such Qualified Next Round Financing and any adjustment to the Conversion Price previously entitled to be made in connection with the consummation of the Bridge Offering shall be disregarded and null and void.  In the event A Qualified Next Round Financing does not occur, the adjustment of the Conversion Price triggered by closing of the Bridge Offering shall be in full force and effect.  The Next Round Equity Securities issued to Holder shall have rights, preferences, privileges and restrictions (including, without limitation, registration rights, preemptive rights and any other contractual rights) identical to those granted to or received by the other investors in the Qualified Next Round Financing. The Company covenants to cause such securities, when issued pursuant to this Section, to be fully paid and nonassessable, and free from all taxes, liens and charges with respect to the issuance thereof, other than any taxes, liens or charges not caused by the Company.”

2.

Effectiveness.  This Amendment shall be deemed effective (the “Effective Date”) upon (i) the closing of the Bridge Offering and (ii) Lender purchasing a minimum of $300,000 of the Bridge Offering. In the event the Bridge Offering is not completed on or before September 30, 2011, this Agreement shall be null and void. .

3.

Capitalized Terms. All capitalized terms which have not been defined shall have the meaning contained in the Note.

4.

Execution.  This Amendment may be executed in counterparts, each of which shall constitute an original and all of which, when taken together, shall constitute one agreement.  This Amendment may be executed by facsimile signature and delivered by facsimile transmission.

5.

Ratification of the Note. In all other respects, the Note is ratified and confirmed. In the event of any inconsistency between any of the terms and conditions of this Amendment and the Note, the terms and conditions of this Amendment shall prevail and control.

IN WITNESS WHEREOF, the undersigned have executed and delivered this Amendment effective as of the Effective Date.

COMPANY		LENDER
H&H IMPORTS, INC.		OCTAGON CAPITAL PARTNERS

By:	/s/ Steve Rogai	By:	/s/ Steven Hart
Its:	CEO	Its:	General Partner